Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     The undersigned, as Principal Executive Officer and as Principal Financial Officer of Easton-Bell Sports, Inc. (the “Company”), respectively, certify that, to the best of their knowledge and belief, the Company’s quarterly report on Form 10-Q for the quarter ended June 28, 2008, which accompanies this certification fully complies with the requirements of Section 13(a) and 15(d) of the Securities Act of 1934 and the information contained in the Company’s quarterly report on Form 10-Q for the quarter ended June 28, 2008 fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated therein. The foregoing certifications are made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and shall not be relied upon for any other purpose.

/s/ Paul E. Harrington
Paul E. Harrington
President and Chief Executive Officer (Principal Executive Officer) August 11, 2008

/s/ Mark A. Tripp
Mark A. Tripp
Chief Financial Officer (Principal Financial Officer) August 11, 2008

     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Easton-Bell Sports, Inc. and will be retained by Easton-Bell Sports, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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